UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _______________________


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) September 16, 2004


                                Equity One, Inc.
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Maryland
                                  -------------
                 (State or Other Jurisdiction of Incorporation)



             001-13499                               52-1794271
            -----------                             ------------
       (Commission File Number)          (IRS Employer Identification No.)


                           1696 NE Miami Gardens Drive
                        North Miami Beach, Florida 33179

               (Address of Principal Executive Offices) (Zip Code)

                                 (305) 947-1664
                                ----------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                      -----
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   Unregistered Sales of Equity Securities.
            ---------------------------------------

     On September 16, 2004, Equity One, Inc. (the "Company") consummated the issuance of an aggregate of 734,266 shares of its Common Stock, par value $.01 per share (the "Shares"), to Tamarac Trust, Trust No. 101, Riverside Trust, Trust No. 102, and Charlotte Square Trust, Trust No. 103 (the "Limited Partners"), pursuant to the terms of the Agreement of Limited Partnership of IRT Partners L.P. (the "LP"), dated as of July 14, 1998, between the Company, as successor by merger to IRT Property Company and general partner, and IRT Management Company, as initial limited partner (the "LP Agreement"). The consideration for the Shares were the 734,266 limited partnership units of LP held by the Limited Partners and acquired by the Company following the request for redemption of said units by the Limited Partners pursuant to the LP Agreement. As a result of the transaction, the LP is now indirectly, wholly owned by the Company. The transaction was effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Equity One, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    September 22, 2004           EQUITY ONE, INC.


                                      By: /s/ Howard M. Sipzner
                                         -------------------------------------
                                          Howard M. Sipzner
                                          Executive Vice President and
                                          Chief Financial Officer